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                                                                   EXHIBIT 23.7


The Board of Directors
Shenkin Kurtz Baker & Co., P.C.:


We consent to the incorporation by reference of our report dated January 26, 1998, with respect to the consolidated balance sheet of Shenkin Kurtz Baker & Co., P.C. and subsidiary as of December 7, 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for the period from January 1, 1997 to December 7, 1997, which report appears in the Form 8-K of Century Business Services, Inc. dated February 20, 1998.



                                                           KPMG PEAT MARWICK LLP

Denver, Colorado

March 11, 1998